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                                                                    EXHIBIT 23.9


                        CONSENT OF INDEPENDENT ENGINEERS


     We consent to the inclusion in this Post-Effective Amendment No. 2 to Form S-1 (File No. 333-76911) for the Mewbourne Energy 99-00 Drilling Programs of the summary of the Reserve Report as of December 31, 1999, for Mewbourne Development Partners 92 GP, Mewbourne Development Partners 93-A, L.P., Mewbourne Development Partners 93-B, L.P., Mewbourne Development Partners 94-A, L.P., Mewbourne Development Partners 94-B, L.P. Mewbourne Development Partners 94-C, L.P., Mewbourne Energy Partners 94 Private L.P., Mewbourne Energy Partners 95-A, L.P., Mewbourne Energy Partners 95-B, L.P., Mewbourne Energy Partners 96-A, L.P., Mewbourne Energy Partners 97-A, L.P. and Mewbourne Energy Partners 98-A, L.P., as audited by us. We also consent to the reference therein to our firm as an "Independent Expert."





                                   /s/  GARB GRUBB HARRIS & ASSOCIATES, INC.


Dallas, Texas
April 19, 2000